                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:

  [x] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))


  [ ] Definitive Proxy Statement

  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              STAFF BUILDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

  (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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




                              STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Staff Builders, Inc., a Delaware corporation (the "Company"), will be held at the offices of Deloitte & Touche, LLP, Third Floor, Two Jericho Plaza, Jericho, NY 11753, on Tuesday, July 24, 2001 at 10:00 a.m.(New York Time) for the following purposes:

                  1) To consider and act upon a proposal to amend the Certificate of Incorporation to change the Company's name to "ATC Healthcare, Inc." or such other name as shall be proposed at the Meeting;

                  2) To elect two Class B Directors to serve for a three-year term and until their successors are elected and qualified; and

                  3) To transact such other business as may properly come before the meeting or any adjournment thereof.



         Only stockholders of record at the close of business on June 25, 2001 are entitled to notice of and to vote at the meeting.


                               By Order of the Board of Directors,

                               /s/ DAVID SAVITSKY
                               DAVID SAVITSKY
                               Secretary


June    , 2001


IMPORTANT: Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                              STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                   ----------

                                 PROXY STATEMENT
                                   ----------


         This Proxy Statement is being mailed to stockholders of Staff Builders, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on July 24, 2001, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about June 29, 2001.


                            SOLICITATION OF PROXIES


         All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If no instructions are given, the persons named in the accompanying proxy intend to vote for the nominees named herein as Class B Directors of the Company and for the proposal to amend the Certificate of Incorporation to change the name of the Company.

         Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

         The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

         A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 28, 2001, is included herewith, but is not to be considered part of the proxy soliciting materials.

         The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                  RECORD DATE, OUTSTANDING VOTING SECURITIES,
                        VOTING RIGHTS AND VOTE REQUIRED

         Only stockholders of record at the close of business on June 25, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, 23,358,294 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 273,503 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and, collectively with the Class A Common Stock, the "Common Stock"), were outstanding. As of the Record Date, the Class A Common Stock was held of record by approximately 292 holders and the Class B Common Stock was held of record by approximately 403 holders (in each case, including brokerage firms holding stock in "street name" and other nominees).

         Each holder of record of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to ten votes (except in certain circumstances which are inapplicable to the amendment of the Certificate of Incorporation to change the Company's name, the election of directors and the other proposals to be considered at the Annual Meeting) for each share of Class B Common Stock held by such holder. A holder may own both Class A Common Stock and Class B Common Stock, in which case such holder will be entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held by such holder.

         The Company's by-laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33 1/3% of the shares of stock entitled to vote at the meeting shall constitute a quorum. The affirmative vote of the holders of a majority of the votes all of the shares of Class A and Class B Common Stock, voting together as one class, represented at the meeting in person or by proxy entitled to vote is necessary for the election of the nominees for Class B Directors and the affirmative vote of a majority of votes of the holders of shares of Class A and Class B Common Stock outstanding as of the Record Date, voting together as one class, is necessary for the amendment to the Certificate of Incorporation. As of the Record Date, 4,770,926 shares of Class A Common Stock and no shares of Class B Common Stock were held by the executive officers and directors of the Company. The executive officers and directors will control approximately 18.3% of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominees for Class B Directors and for the amendment to the Certificate of Incorporation.

         With respect to abstentions, the shares will be considered present at the meeting to determine whether there is a quorum present, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of the Class B Directors or a vote against the proposal to amend the Certificate of Incorporation of the Company or any other proposal, as the case may be. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular non-routine proposal, such as the amendment to the Certificate of Incorporation, those shares will be considered as present at the meeting to determine whether there is a quorum present, but because they are not affirmative votes for the proposal they will have the same effect as a vote against the proposal.

         There is a box on the proxy card to vote for or to withhold authority to vote for the nominees for Class B Directors. There is a box on the proxy card to vote for, against or abstain for the proposal to amend the Certificate of Incorporation to change the name of the Company. The cost of soliciting proxies will be borne by the Company.

                  OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock, by
(i) each person known to the Company who beneficially owns more than 5% of any class of voting securities of the Company, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. None of the executive officers or directors of the Company beneficially owns any of the Company's Class B Common Stock.

CLASS A COMMON STOCK


                                              AMOUNT AND NATURE OF
                                             BENEFICIAL OWNERSHIP(1)
                                   --------------------------------------------


                                             NUMBER OF
                                             SHARES OF          PERCENTAGE OF
         NAME OF                              CLASS A            OUTSTANDING
    BENEFICIAL OWNER                      COMMON STOCK(2)        VOTES OWNED
    ----------------                      ----------------      ---------------
Stephen Savitsky(3) ................      3,052,739(4,5)             11.6%
David Savitsky(3) ..................      2,690,087(4,6,7)           10.3%
Bernard J. Firestone(3) ............          1,100                     *
Jonathan J. Halpert(3) .............              0                     *
Donald Meyers(3) ...................              0                     *
Edward Teixeira(3) .................        157,667(8)                  *
Alan Levy(3) .......................         20,000(9)                  *
Dimensional Fund
  Advisors, Inc.(10) ...............      1,372,460                   5.3%
All executive officers
  and directors as a
  group (8 persons) ................      6,254,926(11)              23.9%


----------

* Less than one percent

----------

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.

(3) The address of each of these persons is c/o Staff Builders, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4) Includes options to purchase 397,000 shares of Class A Common Stock under the 1993 Stock Option Plan and options to purchase 100,000 shares of Class A Common Stock under the 1986 Non-Qualified Stock Option Plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(6) Includes 7,450 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes options to purchase 10,000 shares of Class A Common Stock under the 1993 Stock Option Plan and options to purchase 126,667 shares of Class A Common Stock under the 1998 Stock Option Plan.

(9) Includes options to purchase 20,000 shares of Class A Common Stock under the 1998 Stock Option Plan.

(10) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.

(11) Includes options to purchase 804,000 shares of Class A Common Stock under the 1993 Stock Option Plan, options to purchase 200,000 shares of Class A Common Stock under the 1986 Non Qualified Stock Option Plan and options to purchase 480,000 shares of Class A Common Stock under the 1998 Stock Option Plan.

                      PROPOSAL 1 -- CHANGE COMPANY'S NAME

         There is being submitted to the shareholders for approval at the 2001 Annual Meeting a proposal to amend the Certificate of Incorporation to change the Company's name to ATC Healthcare, Inc. or such other name as may be proposed at the Meeting. The proposed Amendment to the Certificate of Incorporation is attached to this proxy statement as Exhibit A. The Company believes that the name change will further highlight to the investment community the dramatic change the Company has experienced since its spin-off of Tender Loving Care Health Care Services, Inc. in October 1999 by focusing on the temporary medical staffing industry. It will also unify the name with its licensees and corporate owned locations which operate under the name of ATC Healthcare Services, Inc.

         Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for the proposal to amend the Certificate of Incorporation. If the name change is approved by the stockholders, the Company's outstanding stock certificates will not be reissued to reflect the name change. Your current stock certificate will remain valid without further action required.

         If the name change is approved by the stockholders, the Company intends to apply to the over-the-counter bulletin board to change the Company symbol from "SBLI" to a symbol which will correspond more closely to the new Company name.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDING THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

                   PROPOSAL 2 -- ELECTION OF CLASS B DIRECTORS


         The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class B is the class whose term will expire at the Annual Meeting. This class consists of two directors, Bernard J. Firestone and Donald Meyers, who are nominees of the Board of Directors. The nominees for Class B Directors, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2004 Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for such nominees. If a nominee should become unavailable to serve for any reason, which the Board of Directors does not presently anticipate, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

         In addition to the Class B Directors, the Board of Directors consists of three other directors. David Savitsky and Jonathan Halpert are Class A directors whose term will expire at the 2003 annual meeting provided their successors are elected and qualified. Stephen Savitsky is a Class C Director whose term will expire at the 2002 Annual Meeting provided his successor is elected and qualified.

         The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

         Each of the nominees for Class B Directors named in this Proxy Statement has filed with the Company a written consent to being a nominee and a statement of intention to serve as a director, if elected.

         The following table sets forth as to the nominees for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; and
(5) such person's age.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.



                                        First
                                    Year Elected
Name                          Age    as Director
Stephen Savitsky              55        1983          A founder of the Company,
                                                      Mr. Savitsky has served as
                                                      Chairman of the Board,
                                                      Chief Executive Officer
                                                      and a Director of the
                                                      Company since 1983 (and of
                                                      its predecessor from 1978
                                                      to 1983), and as President
                                                      of the Company from
                                                      November 1991 through
                                                      November 1998. Since
                                                      October 1999, Mr. Savitsky
                                                      has also served as the
                                                      Chief Executive Officer
                                                      and Director of Tender
                                                      Loving Care Health Care
                                                      Services, Inc., a national
                                                      provider of home health
                                                      care services. Mr.
                                                      Savitsky is the brother of
                                                      David Savitsky.

David Savitsky                53        1983          A founder of the Company,
                                                      Mr. Savitsky has served as
                                                      President since December
                                                      1998 and as a Director of
                                                      the Company since 1983. In
                                                      addition, Mr. Savitsky
                                                      served as Executive Vice
                                                      President of the Company
                                                      from December 1987 through
                                                      November 1998 and as Chief
                                                      Operating Officer of the
                                                      Company from April 1991
                                                      through November 1998.
                                                      Since October 1999, Mr.
                                                      Savitsky has also served
                                                      as Vice Chairman,
                                                      Government Relations and a
                                                      Director of Tender Loving
                                                      Care Health Care Services,
                                                      Inc. Mr. Savitsky is the
                                                      brother of Stephen
                                                      Savitsky.

Jonathan Halpert, Ph.D        56        1983          Dr. Halpert was elected a
                                                      Director by the Board of
                                                      Directors in August 1987.
                                                      He previously served as a
                                                      Director of the Company
                                                      from May 1983 until he
                                                      resigned from the Board in
                                                      February 1985. Dr. Halpert
                                                      is a consultant in the
                                                      area of
                                                      deinstitutionalization of
                                                      the mentally retarded and
                                                      Chief Executive Officer of
                                                      the Camelot Community
                                                      Residence Program. Since
                                                      October 1999, Dr. Halpert
                                                      has also served as a
                                                      Director of Tender Loving
                                                      Care Health Care Services,
                                                      Inc.

*Bernard Firestone, Ph.D      52        1987          Dr. Firestone was first
                                                      elected a Director by the
                                                      Board of Directors in
                                                      August 1987. He is the
                                                      dean of the College of
                                                      Liberal Arts and Sciences
                                                      and professor of political
                                                      science at Hofstra
                                                      University, where he has
                                                      been teaching for 23
                                                      years. Since October 1999,
                                                      Dr. Firestone has also
                                                      served as a Director of
                                                      Tender Loving Care Health
                                                      Care Services, Inc.



*Donald Meyers                72        1994          Mr. Meyers was elected a
                                                      Director by the Board of
                                                      Directors in August 1994.
                                                      He has been an Associate
                                                      Clinical Professor, Health
                                                      Policy and Management, and
                                                      the Director of the
                                                      Resident and Fellow
                                                      Program in administration
                                                      in New York University's
                                                      Robert W. Wagner Graduate
                                                      School of Public Service
                                                      since November 1991. Mr.
                                                      Meyers is also the
                                                      President and sole
                                                      director and stockholder
                                                      of RMR Health & Hospital
                                                      Management Consultants,
                                                      Inc., a health care
                                                      consulting firm, where he
                                                      has been an executive
                                                      officer, director and
                                                      stockholder since 1976.


Edward Teixeira               58        N/A           Mr. Teixeira has been the
                                                      Executive Vice President
                                                      and Chief Operating
                                                      Officer of a principal
                                                      subsidiary of the Company
                                                      since April 1999. From
                                                      December 1990 to April
                                                      1999, Mr. Teixeira served
                                                      as the Senior Vice
                                                      President, Franchising of
                                                      a principal subsidiary of
                                                      the Company.

Alan Levy                     39        N/A           Mr. Levy has been the Vice
                                                      President of Finance,
                                                      Chief Financial Officer
                                                      and Treasurer of the
                                                      Company since April 2000
                                                      and Senior Vice President
                                                      since August 2000. From
                                                      November 1999 through
                                                      January 2000, Mr. Levy was
                                                      Vice President and Chief
                                                      Accounting Officer of
                                                      Espernet.com, a
                                                      residential internet
                                                      service provider. From
                                                      February 1997 to November
                                                      1999, Mr. Levy was the
                                                      Treasurer, Controller and
                                                      Chief Accounting Officer
                                                      of Globix Corporation, a
                                                      business internet service
                                                      provider and computer
                                                      equipment reseller. From
                                                      March 1994 to February
                                                      1997, Mr. Levy was the
                                                      Assistant to the Vice
                                                      President - Finance of Del
                                                      Laboratories, Inc., a
                                                      manufacturer and
                                                      distributor of cosmetics
                                                      and over-the-counter
                                                      pharmaceuticals.

Dale R. Clift                 50        N/A           Mr. Clift has been the
                                                      Senior Vice President,
                                                      Financial Strategy of the
                                                      Company since October
                                                      1999. Mr. Clift has served
                                                      as President, Chief
                                                      Operating Officer and
                                                      Director of Tender Loving
                                                      Care Health Care Services
                                                      since October 1999. From
                                                      February 1998 to October
                                                      1999, Mr. Clift was the
                                                      Executive Vice President
                                                      and Chief Financial
                                                      Officer of the Company. In
                                                      addition, from December
                                                      1998 to October 1999, Mr.
                                                      Clift was the Chief
                                                      Operating Officer of the
                                                      Company. From January 1996
                                                      through February 1998, Mr.
                                                      Clift provided consulting
                                                      services to a number of
                                                      companies, including
                                                      several in the health care
                                                      industry.

                       OPERATION OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

         Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

         The Board of Directors held one meeting and acted by written consent on two occasions during the fiscal year ended February 28, 2001. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 28, 2001.

                             COMMITTEES OF THE BOARD

         The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:


                                                          COMPENSATION
       EXECUTIVE                   AUDIT                AND STOCK OPTION
       ---------                   -----                ----------------
Stephen Savitsky          Bernard J. Firestone       Bernard J. Firestone
 David Savitsky            Jonathan J. Halpert        Jonathan J. Halpert
                              Donald Meyers

         The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

         The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Committee meets with management before all earnings releases. The Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors has adopted the Audit Committee Charter, a copy of which is attached as Exhibit B. The Board of Directors, in its business judgement, has determined that the members of the committee are "independent," as required by the listing standards of the Nasdaq stock market.

         The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, it administers the 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan.

         The Executive Committee held numerous meetings throughout the year, the Audit Committee held four meetings, and the Compensation and Stock Option Committee held one meeting and acted by written consent on three occasions during the fiscal year ended February 28, 2001.

          REPORT OF THE AUDIT COMMITTEE

         In the performance of our oversight responsibilities, the committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended February 28, 2001.

         The committee has discussed with the independent auditors the matters to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

         The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence.

         Based on the review and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of our role, the committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

                                   Respectfully submitted,
                                   Audit Committee
                                   Bernard J. Firestone
                                   Jonathan J. Halpert
                                   Donald Meyers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation and Stock Option Committee is composed of Bernard J. Firestone and Jonathan J. Halpert.

         No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 28, 2001, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to applicable rules and regulations of the Securities and Exchange Commission. During the fiscal year ended February 28, 2001, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the named Executive Officers, as previously defined, and the former Vice President of Finance and Chief Financial Officer who resigned effective April 2000 for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                      AWARDS
                                                         ANNUAL COMPENSATION         ----------
                                                    ------------------------------   SECURITIES
                                                                         BONUS       UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR       SALARY           COMPENSATION   OPTIONS (#)
Stephen Savitsky .....................    2001      $ 289,846                --             --
  Chairman, and                           2000      $ 494,277                --             --
  Chief Executive Officer                 1999      $ 594,991                --      1,383,691
David Savitsky .......................    2001      $ 359,311                --             --
  President, Secretary,                   2000      $ 383,002                --             --
  Chief Operating Officer                 1999      $ 426,131                --      1,383,691
Edward Teixeira ......................    2001      $ 208,653                --             --
  Executive Vice President and            2000      $ 206,512         $  23,000        160,000
  Chief Operating Officer of a            1999      $ 178,684         $  30,625        102,800
  principal subsidiary
Alan Levy ............................    2001      $ 123,942(1)             --         30,000
  Senior Vice President, Finance          2000             --                --             --
  and Chief Financial Officer             1999             --                --             --
Joseph Murphy ........................    2001      $  27,260                --             --
  Vice President - Finance and            2000      $ 139,558                --             --
  Chief Financial Officer                 1999      $  94,097                --         15,000

----------

(1)      Mr. Levy began his employment effective April 2000.

OPTION GRANTS TABLE

         The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 28, 2001. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS



                                     NUMBER OF     % OF TOTAL
                                     SECURITIES    OPTIONS
                                     UNDERLYING    GRANTED TO
                                      OPTIONS     EMPLOYEES IN   EXERCISE OR   EXPIRATION   GRANT DATE(1)
                NAME                  GRANTED     FISCAL YEAR    BASE PRICE       DATE      PRESENT VALUE
Stephen Savitsky...............          --         --                --           --            --
David Savitsky.................          --         --                --           --            --
Edward Teixeira  ..............          --         --                --           --            --
Alan Levy (2) .................       30,000       72.3%             $.26         2010        $7,200

----------

(1) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange

         Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 105%; (b) risk-free rate of return of approximately 5.1%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

(2) Issued under the 1998 Stock Option Plan. 10,000 were exercisable as of February 28, 2001. An additional 10,000 shares became exercisable as of April 12, 2001.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 2001, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.



                                                                NUMBER OF
                                                          SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                   SHARES                  UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                  ACQUIRED                AT FEBRUARY 28, 2001        AT FEBRUARY 28,2001
                                     ON       VALUE     -------------------------   -------------------------
              NAME                EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                --------   --------   -------------------------   -------------------------
Stephen Savitsky ...............     --         --          497,000/1,383,691                  0/0
David Savitsky .................     --         --          497,000/1,383,691                  0/0
Edward Teixeira ................     --         --          116,667/131,133                    0/0
Alan Levy ......................     --         --           10,000/20,000                   525/1,050

EMPLOYMENT AGREEMENTS

On June 1, 1987, the Company entered into a five-year employment agreement with Stephen Savitsky to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company under which Mr. Savitsky received an initial base salary (beginning in June 1987) of $200,000 per year, which base salary increases annually at the rate of ten percent plus any increase in the cost of living. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. On October 20, 1999, the Company amended Mr. Savitsky's employment agreement pursuant to which Mr. Savitsky serves as Chairman of the Board and Chief Executive Officer of the Company and receives a base salary of $295,373. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately one-half of his business time to the affairs of the Company and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company.

On June 1, 1987, the Company entered into a five-year employment agreement with David Savitsky to serve as Secretary and Treasurer of the Company under which Mr. Savitsky received an initial annual base salary of $110,000 per year, which base salary increases annually at the rate of ten percent plus any increase in the cost of living. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. On October 20, 1999, the Company amended Mr. Savitsky's employment agreement under which Mr. Savitsky now serves as President, Secretary and Chief Operating Officer of the Company and receives an annual base salary of $367,080. Mr. Savitsky's employment contract provides that upon a "change of control" of the Company or his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately 80% of his business time to the affairs of the Company and his employment contract provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

On December 1, 1996, the Company entered into a three-year employment agreement with Edward Teixeira to serve as Senior Vice President, Franchising of a principal subsidiary of the Company under which Mr. Teixeira received an initial annual base salary of $175,000 per year, which base salary increases by $10,000 per annum. On April 15, 1999, Mr. Teixeira's existing agreement was terminated and was replaced by a new three-year employment agreement. Under this new employment agreement, Mr. Teixeira serves as the Executive Vice President and Chief Operating Officer of a principal subsidiary of the Company and receives an annual base salary of $200,000 which increases by $10,000 per annum. He is also eligible for an annual bonus equal to 5% of the incremental pre-tax profit greater than 3% of the Company's net income before taxes. He is also eligible to receive an automobile allowance of $6,700 per annum. Under his employment agreement, Mr. Teixeira is obligated to devote his full business time to the affairs of the Company. Further, if within 12 months after a "change of control" Mr. Teixeira were terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to twelve months' of his base salary. Mr. Teixeira's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

On August 1, 2000, the Company entered into a two-year employment agreement with Alan Levy to serve as Senior Vice President and Chief Financial Officer of the Company under which Mr. Levy received an initial annual base salary of $150,000 per year, which base salary increases by $10,000 per annum. He is also eligible to receive an automobile allowance of $6,000 per annum. Under his employment agreement, Mr. Levy is obligated to devote his full business time to the affairs of the Company. Further, if within 12 months after a "change of control" Mr. Levy were terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to 6 months of his base salary. Mr. Levy's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

If a "change of control" were to occur prior to the next anniversary date of the respective employment agreements of Stephen Savitsky, David Savitsky, Edward Teixeira and Alan Levy and their employment relationships with the Company were to terminate for reasons triggering the severance payments noted above, then the Company would be obligated to make lump sum payments to them in the approximate amounts of $883,165 and $1,097,569 to Stephen and David Savitsky, respectively, and weekly installment payments of $3,846 for one year to Edward Teixeira and weekly installment payments of $2,885 for six months to Alan Levy. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in such individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to election of directors of the Company, or (iii) acquires all or substantially all of the Company's assets.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

    The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Philosophy

    The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

    The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

    The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. During the Company's most recently completed fiscal year, the

Company increased revenues by 5.0%, its losses were reduced from ($3.2) million to ($1.1) million and its loss per share decreased from ($.14) to ($.05). Based upon the performance of the Company, bonuses were not granted to any executive officers during the fiscal year ended February 28, 2001. Bonuses would be considered for executives for exemplary performance of their duties which is deemed to bring a significant benefit to the Company.

         The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

         The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

         When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

         The particular components of executive compensation employed by the Company are discussed in greater detail below.

  Salaries

         Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

         The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed. During its most recently completed fiscal year, the Company entered into an employment agreement with Alan Levy. The terms of these employment agreements are described in greater detail above under the heading "Employment Agreements." In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

  Stock Option Plans

         To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

         In the fiscal year ended February 28, 2001, 30,000 stock options were awarded to Alan Levy. It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote long-term interests between such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees.

  Compensation of Chief Executive Officer

         The Committee applies the same factors in considering Stephen Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's five-year employment agreement establishes his annual minimum base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 2001, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $295,373 pursuant to an amendment made in 1999 to his employment agreement. During the last year, Mr. Savitsky's efforts contributed to the Company's 5.0% increase in revenues to $120.7 million, the decreases in net losses to ($1.1) million and the decrease in loss per share to ($.05) and positive income for the third and fourth quarter of fiscal 2001.

                          Compensation and Stock Option
                          Committee

                          Bernard J. Firestone
                          Jonathan J. Halpert


PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 2001, with the cumulative return on the Nasdaq Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index at March 1, 1996. The Peer Group selected by the Company consists of Kelly Services, Inc and Star Multi Care Services, Inc. The Peer Group consists of a representative group of companies whose common stock has been publicly-traded during the five years ended February 28, 2001, and each of which, like the Company, engages in providing medical staffing services.

         The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG STAFF BUILDERS, INC., NASDAQ MARKET
                           INDEX AND PEER GROUP INDEX


                                PERFORMANCE GRAPH
                                    [GRAPH]

$100 ORIGINALLY INVESTED

                                      YEARS
                    --------------------------------------------
                    1996      1997      1998      1999      2000
NASDAQ               119      161        208      427        196
PEER GROUP            93       93         57       54         50
SBLI                 100      100         80        6         11

CERTAIN TRANSACTIONS

         On October 20, 1999 (the "Distribution Date"), the Company spun-off its home health care operations to Tender Loving Care Health Care Services, Inc. ("TLCS") which became an independent, publicly traded Company (the "Spin-off") as of the Distribution Date. The Spin-off was accomplished by TLCS acquiring 100% of the outstanding capital stock of the Company's subsidiaries engaged in the home health care business with a pro rata distribution made to the Company's stockholders of all of the shares of the TLCS common stock owned by the Company (the "Distribution").

         On October 20, 1999, TLCS entered into a five-year employment agreement with Stephen Savitsky under which Mr. Savitsky serves as Chairman of the Board, Chief Executive Officer and a Director and receives a base salary of $295,374 per year, plus annual cost of living increases. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by TLCS upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of TLCS and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately one-half of his business time to the affairs of TLCS and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with TLCS.

         On October 20, 1999, TLCS entered into a five-year employment agreement with David Savitsky under which Mr. Savitsky serves as Vice Chairman, Government Relations and a Director and receives a base salary of $91,770 per year, plus annual cost of living increases. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by TLCS upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of TLCS and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately twenty percent of his business time to the affairs of TLCS and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with TLCS.

         On October 20, 1999, the TLCS entered into a five-year employment agreement with Dale R. Clift under which Mr. Clift, as President and Chief Operating Officer of TLCS, receives a base salary of $400,000 per year. Mr. Clift is required to devote all of his business time to the affairs of TLCS, subject to his limited duties as an employee of the Company. The remainder of Mr. Clift's employment agreement is substantially similar to Mr. Stephen Savitsky's employment agreement with TLCS.

         Stephen Savitsky and David Savitsky, who together own approximately 20% of the Company's common stock, also own approximately 20% of TLCS common stock. Also, five of the Company's directors are also directors of TLCS and two of the Company's directors are executive officers of TLCS. In addition, three executive officers of the Company are employed by TLCS.

Distribution Agreement

         The Company and TLCS have entered into a distribution agreement (the "Distribution Agreement") which provides for, among other things, mechanics of the Distribution, cooperation regarding past matters and the allocation of responsibility for past obligations and certain obligations that may arise in the future.

         The Distribution Agreement provides that each of the Company and TLCS will indemnify the other party and its affiliates from and against any and all damage, loss, liability and expense arising out of or due to the failure of the indemnitor or any of its subsidiaries to pay, perform or otherwise discharge any of the liabilities or obligations for which it is responsible under the terms of the Distribution Agreement, which include, subject to certain exceptions, all liabilities and obligations arising out of the conduct or operation of their respective businesses before, on or after the Distribution Date. 50% of all costs and expenses of the Distribution incurred on or prior to the Distribution Date were to be paid by the Company and 50% were to be paid by TLCS. During the fiscal year ended February 28, 2001, the Company incurred no distribution expenses.

Tax Allocation Agreement

         The Company and TLCS have entered into a tax allocation agreement (the "Tax Allocation Agreement") to allocate certain tax liabilities between the Company and TLCS and their respective subsidiaries and to allocate responsibilities with respect to tax returns. Under the Tax Allocation Agreement, the Company and TLCS will each be responsible for the taxes allocated between the respective parties based on the legal entity on which the tax is imposed.

         The Tax Allocation Agreement provides that if the Company is subject to any tax attributable to the Distribution, including by reason of the Distribution's failure to qualify under Section 355 of the Internal Revenue Code of 1986 as amended as a tax-free distribution, then the Company shall be responsible for any such tax. In the Tax Allocation Agreement, TLCS represented that it has no plan or intention to take certain specified actions which might adversely affect the tax-free status of the Distribution which include: (a) no plan or intention to liquidate, merge with another corporation or sell or otherwise dispose of its assets subsequent to the Distribution except in the ordinary course of business; (b) no plan involving the issuance or transfer of equity interests in TLCS following the Distribution other than issuances to employees and consultants of TLCS upon the exercise of stock options under its option plan; and (c) no plan or intention for the transfer or cessation of a substantial portion of the business of TLCS or other substantial change in the business of TLCS following the Distribution.

Transitional Services Agreement

         The Company and TLCS have entered into an agreement pursuant to which TLCS furnishes various administrative services to the Company. The initial one-year term of the agreement expired on October 20, 2000. The agreement was automatically renewed at the end of the initial term and continues to be automatically renewed at the end of each successive three-month renewal term until terminated by either party upon written notice to the other party at least 90 days prior to the expiration of the applicable term. Fees payable by the Company to TLCS for such services are expected to be at the rate of 110% of the costs actually incurred. During the fiscal year ended February 28, 2001, the Company paid approximately $40,000 to TLCS in accordance with this agreement.

Employee Benefits Agreement

         The Company and TLCS have entered into an employee benefits agreement (the "Employee Benefits Agreement") which sets forth the employee benefit plan arrangements that apply to those employees who became employees of TLCS as of the Distribution Date. The Employee Benefits Agreement requires that TLCS establish a 401(k) savings plan, welfare plans and stock purchase and option plans which are substantially the same in all respects to the corresponding plans maintained by the Company prior to the Distribution Date. TLCS has assumed, with certain exceptions, all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to TLCS employees and any former employee of the home health care business prior to the Distribution. The Employee Benefits Agreement also provides for certain cross-indemnities with respect to the TLCS 401(k) plan and the Company 401(k) plan.

Trademark License Agreement

         The Company and TLCS have entered into a license agreement pursuant to which the Company will license to TLCS the right to use the service marks Staff Builders and the Stick Figure Logo in connection with home health care services. The license is royalty-free and will continue for so long as TLCS uses such marks in connection with home health care services. Both parties will have a right of termination upon 30 days' prior written notice to the other party if such party materially breaches the agreement.

Related Party Transactions

         Stuart Savitsky, son of Stephen Savitsky and Samuel Schreier, the son-in-law of Stephen Savitsky, each owns one third of the outstanding capital stock of DSS Staffing Corp., an affiliate of the Company ("DSS"). As part of the franchise transaction, DSS paid a $75,000 franchise fee, agreed to make monthly payments of $10,500 through March 2000 and entered into a franchise agreement with the Company. The terms and conditions of the franchise agreement between the Company and DSS are substantially similar to those for other franchisees of the Company, except that the DSS franchise agreement provides the franchise with two additional five-year renewal options.

         Steven Weiner, the son-in-law of Stephen Savitsky, owns 50% of the outstanding capital stock of Direct Staffing Inc., an affiliate of the Company ("DS"). As part of the franchise transaction, DS paid a $19,500 franchise fee and entered into a franchise agreement with the Company. The terms and conditions of the franchise agreement between the Company and DS are substantially similar to those for other franchises of the Company.

         In order to facilitate the acquisition of a franchise by a willing prospective franchisee, the Company will frequently accept a promissory note as consideration for the purchase from the Company of an existing branch location and will occasionally advance expenses to a franchisee. The Company's transaction with DSS is consistent with this business purpose and with accommodations which have been granted to other, unaffiliated franchisees.

         Under the Company's franchise program, the Company processes and pays the payroll to the field employees who service clients and invoices the clients for such services. Each month the Company pays the franchisee 60% of the gross margin dollars (in general, the difference between the amount so invoiced and the payroll and related expenses for such field employees) from the franchisee's business for the prior month's activity. Franchisees are responsible for their general and administrative expenses, including office payroll. If the franchisee elects, the Company will process payment of the franchisee's office payroll and some or all of the franchisee's other administrative expenses, and withhold the amount so expended from the 60% gross margin otherwise due the franchisee. During the fiscal year ended February 28, 2001, the Company paid DSS $1,864,757 under the terms of its franchise agreement, representing a 20.61% gross margin of $3,823,085 less $1,958,328 withheld for administrative expenses and paid DS $900,342 under the terms of its franchise agreement, representing a 23.96% gross margin of $1,439,650 less $539,308 withheld for administrative expenses.

         Although the Company has no formal policy regarding transactions with affiliates, it does not intend to enter into a transaction with any affiliate on terms less favorable to the Company than those it would receive in an arm's length transaction with an unaffiliated party.

                             STOCKHOLDER PROPOSALS

         Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2002 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected the firm of Deloitte & Touche, LLP as the independent certified public accountants to audit the accounts of the Company for the fiscal year ending February 28, 2002. Fees billed to the Company by Deloitte & Touche, LLP during the fiscal year ended February 28, 2001 were as follows:

         Audit fees: $106,500 for services rendered for the annual audit of the Company's consolidated financial statements for fiscal year ended February 28, 2001 and the quarterly reviews of the financial statements included in the Company's Forms 10-Q.

         Financial Information System Design and Implementation Fees - Nothing was paid for services rendered in connection with the design and implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

         All other Fees - None.

         A representative of Deloitte & Touche, LLP, which also audited the accounts of the Company for the fiscal year ended February 28, 2001, is expected to be present at the Annual Meeting, with an opportunity to make a statement, if he so desires, and to respond to appropriate questions at the meeting.

                                     GENERAL

         The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ALAN LEVY, STAFF BUILDERS, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

         Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

                                         By Order of the Board of Directors

                                         /s/ DAVID SAVITSKY
                                         DAVID SAVITSKY
                                         Secretary


Dated: June   , 2001

                                                                       Exhibit A



CERTIFICATE OF AMENDMENT of CERTIFICATE OF INCORPORATION of STAFF BUILDERS, INC.

Under Section 242 of the Delaware General Corporation Law, Staff Builders, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1.  The name of the Corporation is Staff Builders, Inc.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 3, 1983. A restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 11, 1988 and amendments thereto were filed with the Secretary of State of Delaware on August 22, 1991; September 3, 1992; June 3, 1994; June 6, 1994; August 23, 1994; October 26, 1995 and December 19, 1995.

3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu of said Article the following new Article: "FIRST: The name of the Corporation is ATC Healthcare, Inc."

4. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
    Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate of Amendment
to the Certificate of Incorporation as of this         day of July, 2001.



  By: /s/ Stephen Savitsky
          Stephen Savitsky, CEO

  Attest: By: /s/ David Savitsky
                  David Savitsky, Secretary

                                                                       Exhibit B

                             AUDIT COMMITTEE CHARTER
                OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ROLE. The primary function of the Audit Committee is to act on behalf of the Board of Directors in fulfilling its oversight responsibilities related to the Corporation's controls, reporting, and audit functions. Consistent with this oversight function, the Audit Committee shall authorize investigations into any matters within the Committee's responsibilities and, in doing so, have full access to the Corporation's records, employees, and independent auditor (with or without the presence of management).

STRUCTURE. The Audit Committee shall have at least three members and shall consist solely of independent Directors, consistent with the listing standards of the Nasdaq Stock Market. All members of the Committee shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. One or more of the members shall be a current or former leader of a business enterprise or shall otherwise have experience in overseeing financial matters. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

RELATIONSHIP WITH INDEPENDENT AND INTERNAL AUDITORS. The Committee and Board of Directors have the ultimate responsibility to select, evaluate and, where appropriate, replace the independent auditor. The independent auditor in its capacity as independent public accountant, shall be responsible to the Board of Directors and the Audit Committee. Internal auditors shall be responsible to the Board of Directors through the Audit Committee. Periodically, the Committee will meet with the independent auditor and with internal auditors out of the presence of management.

RESPONSIBILITIES AND DUTIES. The Committee's responsibility is oversight and it recognizes that management of the Corporation is responsible for preparing the Corporation's financial statements and maintaining effective internal controls and that the independent auditor is responsible for auditing the Corporation's financial statements. Management and the independent auditor have more knowledge and more detailed information about the Corporation than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will be relying on expertise of management and the independent auditor. To fulfill this oversight responsibility, the Audit Committee should receive reports from management and the independent audit to access:

Risk Management and Controls.

-The Corporation's business risk management process and the adequacy of the overall control environment, including controls in selected areas representing financial reporting and significant financial or business risk.

-The Annual Scope and Plans of the independent and internal auditors.

-Report on the activities of the Audit Committee.

Financial Reporting.

-Receive reports of management and the independent auditor on the annual financial statements and related footnotes and the opinion of the independent auditor with respect to financial statements.

-Receive reports of management and the independent auditor on any significant events, changes in accounting estimates, and changes in important accounting principles and their application, affecting the quality of the Corporation's quarterly financial reporting. The Chair of the Committee may represent the entire Committee for this purpose.

Internal Audit Responsibilities

-Receive reports on the Audit Plan and the process to develop the Plan.

-Receive reports on the status of significant findings, recommendations, and management's responses.

-Review the charter, activities, organizational structure, and credentials of the Internal Audit department.

Independent Auditor Responsibilities

-Ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Corporation, as required by the Independence Standards Board, Standard Number One. The Audit Committee is then responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships for services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action, in response to the independent auditor's report, to satisfy itself of the independent auditor's independence.

-Review matters related to the conduct of the annual audit, which are required to be communicated by SAS 61 and other Generally Accepted Auditing Standards.

-Conduct the annual discussion with the independent auditor on the quality and acceptability of the Corporations accounting principles.

-Review the independent auditor's management letter.

Ethical, Legal and Regulatory Compliance Matters

-The Corporation's processes regarding compliance with applicable laws, regulations, and its Code of Business Conduct, including those matters that could have a significant impact on the financial statements, compliance with policies, and reports from regulators.

-Policies and procedures with respect to Executive Officer's expense accounts and perquisites, including their use of corporate assets (consider the review of these areas by the internal auditors).

-Significant conflicts of interest and related-party transactions. The adequacy of this Charter annually.

REPORTS. The Committee will report to the Board, at least annually, with respect to its activities, including the recommendation of the independent auditor. The Committee shall report to shareholders in the Corporation's proxy statement for its annual meeting, whether the Committee has satisfied its responsibilities under this charter.

                              STAFF BUILDERS, INC.

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Stephen Savitsky and David Savitsky and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of Staff Builders, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on July 24, 2001 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to ten votes for each share held by such holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND ITEM 2.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this Proxy will be voted "FOR" Item 1 and "FOR" Item 2.

                                                                     -----------
                                                                     SEE REVERSE
                                                                            SIDE
                                                                     -----------



[X] Please mark your
    votes as in this
    example.


1. Proposal to approve the amendment to the Certificate of Incorporation to change the Company's name to ATC Healthcare, Inc., or such other name as may be proposed at the Meeting.

                 For [ ]             Against [ ]              Abstain [ ]

                                    WITHHELD AUTHORITY         NOMINEES FOR
                  FOR NOMINEES        FOR NOMINEES          CLASS B DIRECTORS:

2. Election of
   Class B          [ ]                    [ ]              Bernard Firestone
   Directors                                                Donald Meyers


(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space below)


--------------------------------------------------------------------------------

SIGNATURE(S)                                           DATE
            -----------------------------------------       --------------------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.